Exhibit 4-yy

                           [FORM OF FACE OF SECURITY]
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE

REGISTERED                                                            REGISTERED
NO. [      ]                                                  [PRINCIPAL AMOUNT]
                                                                     CUSIP:


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANY OTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

     THESE SECURITIES ARE NOT INSURED OR PROTECTED BY THE SECURITIES INVESTOR PROTECTION CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

        MORGAN STANLEY JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE

     Morgan Stanley, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to The Bank of New York, as Property Trustee (the "Property Trustee," which term includes any successor Property Trustee for Morgan Stanley Capital Trust ( )) for Morgan Stanley Capital Trust ( ), a statutory trust formed under the laws of the State of Delaware (the "Issuer Trust"), or registered assignees, the principal sum of

on            such date, as it may be advanced as set forth below, the "Stated
Maturity," and to pay interest thereon at the annual rate of   % from and
including             , until the principal hereof is paid or duly made
available for payment (except as provided below) payable quarterly in arrears on
the      day of       ,     ,        and        of each year (each an "Interest
Payment Date") commencing          ,     .

     Interest on this Debenture will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or,
if no interest has been paid or duly provided for, from and including         ,
    , until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the day
of       ,     , or        (whether or not a Business Day) next preceding such
Interest Payment Date (each such date a "Record Date"). As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York. A Holder of U.S. $1,000,000 or more in aggregate principal amount of Debentures having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place, including, without limitation, the provisions relating to the subordination of this Debenture to the Issuer's Senior Indebtedness, as defined on the reverse hereof.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Junior Subordinated Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Debenture to be duly executed.


DATED:

                                      MORGAN STANLEY


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Debentures referred
    to in the within-mentioned
    Junior Subordinated Indenture.

DATED:

THE BANK OF NEW YORK,
   as Trustee


By:-------------------------
    Authorized Signatory

                             (REVERSE OF SECURITY)

     This debenture is one of a duly authorized issue of % Junior Subordinated Debentures due (the "Debentures") of the Issuer. The Debentures are issuable under a Junior Subordinated Indenture, dated as of October 1, 2004, between Morgan Stanley (the "Issuer") and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Junior Subordinated Indenture) (the "Junior Subordinated Indenture"), to which Junior Subordinated Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Debentures and the terms upon which the Debentures are, and are to be, authenticated and delivered. The Issuer has appointed The Bank of New York at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Debentures. To the extent not inconsistent herewith, the terms of the Junior Subordinated Indenture are hereby incorporated by reference herein. Capitalized terms not otherwise defined herein have the meaning given to such terms in the Junior Subordinated Indenture.

     This Debenture will not be subject to any sinking fund and, except as provided below, will not be redeemable or subject to repayment at the option of the holder prior to its Stated Maturity.

     This Debenture may be redeemed at the option of the Issuer (i) on or after in whole at any time or in part from time to time and (ii) prior to
           , in whole (but not in part) at any time within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event (the "90-Day Period"), in each case at a redemption price equal to the accrued and unpaid interest on the Debentures, plus 100% of the principal amount thereof (the "Redemption Price"). Notice of redemption shall be mailed to the registered holders of the Debentures designated for redemption at their addresses as the same shall appear on the Debenture register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Junior Subordinated Indenture. In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     The Issuer's right to redeem the Debentures under clause (ii) of the preceding paragraph shall be subject to the condition that if at the time there is available to the Issuer or the Morgan Stanley Capital Trust (the "Issuer Trust," continued pursuant to the Amended and Restated Trust Agreement dated as
of         , 200_, among the Issuer, as depositor, The Bank of New York, as
Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrators, the "Trust Agreement") the opportunity to eliminate, within the 90-Day Period, the Tax Event or Investment Company Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Issuer, the Issuer Trust or the holders of the securities issued by the Issuer Trust and will involve no material cost, the Issuer shall pursue such measures in lieu of redemption; provided further, that the Issuer shall have no right to redeem the Debentures while the Issuer Trust is pursuing any Ministerial Action pursuant to the Trust Agreement; provided further, that the Issuer shall, if then required under applicable laws, regulations or policies, have received the prior approval of the redemption from the Securities and Exchange Commission or any self-regulatory organization then having jurisdiction. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Issuer determines; provided, that the Issuer shall deposit with the Trustee an amount sufficient to pay the Redemption Price prior to the redemption date.

     In addition, if a Tax Event occurs, then the Issuer will have the right prior to the termination of the Issuer Trust, subject to obtaining any required regulatory approval, to advance the Stated Maturity of this Debenture to the minimum extent required in order to allow for the payments of interest in respect this Debenture to continue to be tax deductible, but in no event shall the resulting maturity of this Debenture be less than 15 years from the date of original issuance thereof. The Stated Maturity shall be advanced only if, in the opinion of counsel to the Issuer, experienced in such matters, (a) after advancing the Stated Maturity, interest paid on this Debenture will be deductible for United States federal income tax purposes and (b) advancing the Stated Maturity will not result in a taxable event to the holders of the Capital Securities.

     The term "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Issuer experienced in such matters, who shall not be an officer or employee of the Issuer or any of its affiliates, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of initial offering of Capital Securities of the Issuer Trust to the public, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Issuer on the Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Issuer, in whole or in part, for United States federal income tax purposes or
(iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Issuer experienced in such matters, who shall not be an officer or employee of the Issuer or any of its affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the initial offering of the Capital Securities of the Issuer Trust to the public.

     Interest payments on this Debenture will include interest accrued to but excluding the Interest Payment Dates or the Stated Maturity (or any earlier redemption or repayment date), as the case may be. Interest payments for this Debenture will be computed and paid on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount
thereof at the rate per annum of   % (the "Coupon Rate"), compounded quarterly
and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest' as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     If any Interest Payment Date or the Stated Maturity (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Stated Maturity (or any redemption or repayment date) to such next succeeding Business Day.

     The Junior Subordinated Indenture provides that (a) if an Event of Default pursuant to Section 5.01(a) of the Junior Subordinated Indenture occurs and is continuing or an Event of Default pursuant to Section 5.01(d) of the Junior Subordinated Indenture is provided in the supplemental indenture relating to the series of Debentures of which this Debenture forms a part or in the form of debt security for such series (if such Event of Default is with respect to less than all outstanding debt securities issued under the Junior Subordinated Indenture) and such Event of Default shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and
(b) if an Event of Default due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing or if an Event of Default pursuant to Section 5.01(d) of the Junior Subordinated Indenture is provided in the supplemental indenture relating to the series of Debentures of which this Debenture forms a part or in the form of debt security for such series (if such Event of Default is with respect to all outstanding debt securities issued under the Junior Subordinated Indenture) and such Event of Default shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all debt securities issued under the Junior Subordinated Indenture then outstanding (treated as one class) by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in aggregate principal amount of all the debt securities of all affected series then outstanding.

     So long as no Event of Default has occurred and is continuing, the Issuer shall have the right at any time, and from time to time, during the term of the Debentures to defer payments of interest by extending the interest payment period of this Debenture for a period not exceeding 20 consecutive quarters (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided, that no Extension Period may extend beyond the Stated Maturity. In the event that the Stated Maturity is advanced to a date prior to the end of an Extension Period, such Extension Period shall be deemed to end on such date or such earlier date as may be determined by the Company. In the event that any Debentures are called for redemption on a date prior to the end of an Extension Period, with respect to such Debentures, such Extension Period shall be deemed to end on such date or such earlier date as may be determined by the Company. Interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this paragraph, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extension Period and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period ("Additional Interest"). The Coupon Rate payable for any full interest period will be computed by dividing the rate per annum by four. At the end of the Extension Period, the Issuer shall pay all interest accrued and unpaid on this Debenture, including any Additional Sums and Additional Interest (together, "Deferred Interest") that shall be payable to the Holders of this Debenture in whose names this Debenture is registered in the Securities Register on the first Record Date after the end of the Extension Period. Before the termination of any Extension Period, the Issuer may further extend such period; provided, that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Stated Maturity or any earlier redemption date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Issuer may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Issuer may prepay at any time all or any portion of the interest accrued during an Extension Period.

     If the Property Trustee (as defined in the Trust Agreement) is the only Holder of the Debentures at the time the Issuer selects an Extension Period, the Issuer shall give written notice to the Administrators (as defined in the Trust Agreement) and the Property Trustee of its selection of such Extension Period at least 30 calendar days prior to the date the Distributions (as defined in the Trust Agreement) on the Trust Securities (as defined in the Trust Agreement) would have been payable but for the election to begin such Extension Period.

     If the Property Trustee is not the only Holder of the Debentures at the time the Issuer selects an Extension Period, the Issuer shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extension Period no more than five Business Days before the earlier of the next succeeding Interest Payment Date or the date the Issuer is required to give notice of the record or payment date of such interest payment to Holders of the Debentures.

     The Issuer covenants that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Issuer that rank pari passu in all respects with or junior in interest to the Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Issuer (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of capital stock of the Issuer (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange, redemption or conversion of any class or series of the Issuer's capital stock (or any capital stock of a subsidiary of the Issuer) for any class or series of the Issuer's capital stock or of any class or series of the Issuer's indebtedness for any class or series of the Issuer's capital stock, (c) the purchase of fractional interests in shares of the Issuer's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, (e) payments under the Guarantee executed and delivered by the Issuer and The Bank of New York, as trustee, for the benefit of the holders of any Capital Securities (as defined in the Trust Agreement), as amended from time to time (the "Guarantee") or (f) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Issuer has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (b) that the Issuer has not taken reasonable steps to cure, (ii) if the Debentures are held by the Issuer Trust, the Issuer is in default with respect to its payment of any obligations under the Guarantee or (iii) the Issuer has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

     If an Event of Default or Default has occurred and is continuing and such event or default is attributable to the failure of the Issuer to pay any amounts payable in respect of the Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Issuer for enforcement of payment to such registered holder of an amount equal to the amount payable in respect of Debentures having a principal amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of the Capital Securities held by such registered holder (a "Direct Action"). The Issuer shall have the right to set off any payment made to such registered holder of Capital Securities by the Issuer in connection with a Direct Action.

     As long as any Debentures are held by the Issuer Trust, the Issuer covenants (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Issuer's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily dissolve, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

     If, and for so long as, (i) the Issuer Trust is the holder of all the Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Issuer will pay as additional sums on the Debentures ("Additional Sums") such amounts as may be required so that the Distributions (as defined in the Trust Agreement) paid by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges.

     The Issuer, as borrower, agrees to pay all debts and other obligations (other than with respect to the Capital Securities issued by the Issuer Trust) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees (as defined in the Trust Agreement) for the Issuer Trust and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of the Issuer under the Debentures owned by the Issuer Trust are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Issuer directly against the Issuer, and the Issuer irrevocably waives any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Issuer. The Issuer agrees to execute any additional agreements as may be necessary or desirable to give full effect to the foregoing.

     The provisions of Section 3.04 and Section 10.01 of the Junior Subordinated Indenture relating to discharge, defeasance and covenant defeasance are not applicable to this Debenture.

     This Debenture and all other obligations of the Issuer hereunder will constitute part of the junior subordinated debt of the Issuer, will be issued under the Junior Subordinated Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Junior Subordinated Indenture, to all "Senior Indebtedness" of the Issuer. The Junior Subordinated Indenture defines "Senior Indebtedness" as (i) obligations with respect to securities issued under the Senior Indentures meaning (a) an Indenture dated June 15, 1988 between Morgan Stanley (formerly known as Morgan Stanley Group

Inc.) and JPMorgan Chase Bank (formerly known as Chemical Bank), Trustee, as the same may be amended from time to time, (b) an Indenture between Morgan Stanley (formerly known as Dean Witter Discover & Co.) and The First National Bank of Chicago, as trustee, dated as of February 24, 1993, as the same may be amended from time to time, (c) an Amended and Restated Senior Indenture between Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, dated May 1, 1999, as supplemented by a First Supplemental Senior Indenture dated as of September 15, 2000 and a Second Supplemental Indenture, dated as of October 8, 2002 and a Third Supplemental Indenture dated as of August 29, 2003, between the Issuer and JPMorgan Chase Bank, as trustee, as the same may be further amended or supplemented from time to time, (d) a Senior Indenture dated as of May 15, 1999, between Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), Trustee, as the same may be amended from time to time, and (e) a Senior Indenture between Morgan Stanley and JPMorgan Chase Bank, as trustee, dated as of November 1, 2004, as the same may be amended or supplemented from time to time, or the Senior Subordinated Indentures meaning (a) an Amended and Restated Subordinated Indenture between Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.) and J.P. Morgan Trust Company, National Association, as successor in interest to Bank One Trust Company, N.A., successor to The First National Bank of Chicago, as trustee, dated as of May 1, 1999, as the same may be amended from time to time, and (b) a Subordinated Indenture dated as of October 1, 2004 between Morgan Stanley and J.P. Morgan Trust Company, National Association, as trustee, as the same may be amended or supplemented from time to time, and any other obligations (other than non-recourse obligations, the debt securities, including this Debenture, issued under the Junior Subordinated Indenture or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness) of, or guaranteed or assumed by, the Issuer for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation and (ii) if provided in the supplemental indenture under which a series of Securities is issued or in the form of Security for such series, any additional obligations that the Issuer determines to include within the definition of Senior Indebtedness in order to assure that the Securities of such series will be accorded the regulatory capital recognition desired by the Issuer in accordance with Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, or any other rule or regulation governing the definition of capital that is applicable to the Issuer or its affiliates.

      This Debenture, and any Debenture or Debentures issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in denominations of U.S. $25 and any integral multiple of U.S. $25 in excess thereof, unless otherwise indicated on the face thereof.

     The Bank of New York has been appointed registrar for the Debentures (the "Registrar," which term includes any successor registrar appointed by the Issuer), and the Registrar will maintain at its office in The City of New York a register for the registration and transfer of Debentures. This Debenture may be transferred at the aforesaid office of the Registrar by surrendering this Debenture for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Registrar and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Debenture or Debentures having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required (i) to register the transfer of or exchange any Debenture that has been called for redemption in whole or in part, except the unredeemed portion of Debentures being redeemed in part or (ii) to register the transfer of or exchange Debentures to the extent and during the period so provided in the Junior Subordinated Indenture with respect to the redemption of Debentures. Debentures are exchangeable at said office for other Debentures of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Debentures will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Debentures surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Debenture deliebentures shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Debenture shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Debenture or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar, a new Debenture of like tenor will be issued by the Issuer in exchange for this Debenture, but, if this Debenture has been destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Registrar and the Issuer that such Debenture was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Debenture shall be borne by the owner of the Debenture mutilated, defaced, destroyed, lost or stolen.

     The Junior Subordinated Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Junior Subordinated Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby and the prior written consent of each holder of Capital Securities, to the extent that the Debentures are held by a Morgan Stanley Capital Trust, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, except as otherwise provided herein or in the Junior Subordinated Indenture, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture; provided, however, that neither this Debenture nor the Junior Subordinated Indenture may be amended to alter the subordination provisions hereof or thereof without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. In addition, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Default or compliance with any covenant under the Junior Subordinated Indenture, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied. So long as the Issuer acts in accordance with the terms of the Debentures, the Issuer may shorten the Stated Maturity of and defer interest payable on the Debentures, in each case without the consent of the Issuer Trust or the holders of Capital Securities. However, the Issuer may not amend the Junior Subordinated Indenture to remove the rights of holders of Capital Securities to institute a Direct Action without the prior written consent of all the holders of Capital Securities of the Issuer Trust.

     So long as this Debenture shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Debenture as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Debentures. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Debentures that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Debentures that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Debenture as the same shall become due.

     No provision of this Debenture or of the Junior Subordinated Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Debenture.

     Prior to due presentment of this Debenture for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Debenture, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Junior Subordinated Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Debenture shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Debenture which are defined in the Junior Subordinated Indenture and not otherwise defined herein shall have the meanings assigned to them in the Junior Subordinated Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM              -    as tenants in common
      TEN ENT              -    as tenants by the
                                entireties
      JT TEN               -    as joint tenants with right of
                                survivorship and not as tenants
                                in common

UNIF GIFT MIN ACT - ______________ Custodian _________________
                       (Minor)                    (Cust)

Under Uniform Gifts to Minors Act _________________________
                                           (State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



_______________________________________
(PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Debenture on the books of the Issuer, with full power of substitution in the premises.

Dated:__________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Debenture in every particular without alteration or enlargement or any change whatsoever.

Signature Guaranty: _____________________________
                    Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the (Registrar), which requirements include membership or participation in the Security Transfer Agent Medallion Program ("Stamp") or such other "signature guarantee program" as may be determined by the (Registrar) in addition to, or in substitution for, Stamp, all in accordance with the Securities Exchange Act of 1934, as amended.